Exhibit 99.1
FOR IMMEDIATE RELEASE

CONTACTS:	Brett Larsen	Michael Newman
	Chief Financial Officer	Investor Relations
	Key Tronic Corporation	StreetConnect
	(509) 927-5500	(206) 729-3625
KEY TRONIC CORPORATION ANNOUNCES RESULTS
FOR THE FIRST QUARTER OF FISCAL YEAR 2018

Winning Established Programs from Competitors;
Investing for Growth in Coming Quarters
Spokane Valley, WA— October 31, 2017 — Key Tronic Corporation (Nasdaq: KTCC), a provider of electronic manufacturing services (EMS), today announced its results for the quarter ended September 30, 2017.
For the first quarter of fiscal year 2018, Key Tronic reported total revenue of $109.2 million, compared to $117.1 million in the same period of fiscal year 2017. Net income for the first quarter of fiscal year 2018 was $0.4 million or $0.04 per share, compared to $1.8 million or $0.16 per share for the first quarter of fiscal year 2017. For the first quarter of fiscal year 2018, gross margin was 7.2% and operating margin was 1.1%, compared to 8.3% and 2.4%, respectively, in the same period of fiscal 2017.
During the first quarter of fiscal 2018, revenue was unexpectedly impacted by approximately $4 million along with a corresponding unfavorable impact on income as a result of delays in shipments due to massive flooding in Houston and unrelated industry-wide shortages of key electronic components affecting a few larger programs. In addition, the Company incurred approximately $0.3 million in statutory severance expense during the quarter in our Juarez facility.
“While the unanticipated revenue shortfall adversely impacted our margins and bottom line more rapidly than we could fully adjust our variable production expenses, we remained profitable in the first quarter,” said Craig Gates, President and Chief Executive Officer. “At the same time, we continued to win significant new business from other EMS competitors. We recently won two new programs involving HVAC controllers and exercise equipment monitors.”
“Additionally, we recently signed a manufacturing agreement and began customer funded tooling related to a consumer security product. This product is already in production at a small regional manufacturer, but demand has far surpassed that supplier’s capacity. We would normally announce this win next quarter as some details of the deal are yet to be finalized. However, if the project proceeds as planned, it is expected to have a positive material impact on our results for the remainder of the second quarter and beyond. If the deal is finalized within the second quarter, we will release further details of the program and update guidance as appropriate.”
“Moving into the second quarter, we continue to see a strong pipeline of potential new business and our new programs continue to ramp. We expect to see renewed revenue growth in coming quarters even as we deal with continued widespread supply constraints in the integrated circuit market place. While carefully managing our expenses, we continue to invest in expanding our SMT, sheet metal and plastic molding capabilities in preparation for future growth.”
Business Outlook
For the second quarter of fiscal year 2018, the Company expects to report revenue in the range of $110 million to $115 million, and earnings in the range of $0.07 to $0.14 per diluted share. These expected results assume an effective tax rate of 25% in the quarter. (This guidance does not include the potential material impact to our second quarter if the new program relating to the consumer security product proceeds as currently anticipated)

Conference Call
Key Tronic will host a conference call today to discuss its financial results at 2:00 PM Pacific (5:00 PM Eastern). A broadcast of the conference call will be available at www.keytronic.com under “Investor Relations” or by calling 800-274-0251 or +1-323-794-2551 (Access Code: 6482518). A replay will be available by calling 888-203-1112 or +1-719-457-0820 (Access Code: 6482518).
About Key Tronic
Key Tronic is a leading contract manufacturer offering value-added design and manufacturing services from its facilities in the United States, Mexico and China. The Company provides its customers full engineering services, materials management, worldwide manufacturing facilities, assembly services, in-house testing, and worldwide distribution. Its customers include some of the world’s leading original equipment manufacturers. For more information about Key Tronic visit: www.keytronic.com.
Some of the statements in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all passages containing verbs and other language such as aims, anticipates, believes, could, estimates, expects, hopes, intends, plans, predicts, projects, targets or would or nouns corresponding to such verbs or language. Forward-looking statements also include other passages that are primarily relevant to expected future actions or events or that can only be fully evaluated by actions or events that will occur in the future. Forward-looking statements in this release include, without limitation, the Company’s statements regarding its expectations with respect to quarterly revenue and earnings during fiscal year 2018, expectations relating to business programs, projects and relationships, and production and results relating to such business. There are many factors, risks and uncertainties that could cause actual results to differ materially from those predicted or projected in forward-looking statements, including but not limited to the future of the global economic, legal and regulatory environment and its impact on our customers and suppliers; the availability of parts from the supply chain; the accuracy of customers’ expectations and forecasts; success of customers’ programs, including expected size; timing of new programs, including speed of ramp; success of new-product introductions; acquisitions or divestitures of operations or facilities; technology advances; changes in pricing policies by the Company, its competitors, customers or suppliers; and the other risks and uncertainties detailed from time to time in the Company’s SEC filings, including the most recent Form 10-K filing.

KEY TRONIC CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	September 30, 2017	October 1, 2016
Net sales	$109,217	$117,135
Cost of sales	101,372	107,426
Gross profit	7,845	9,709
Research, development and engineering expenses	1,510	1,584
Selling, general and administrative expenses	5,171	5,335
Total operating expenses	6,681	6,919
Operating income	1,164	2,790
Interest expense, net	594	589
Income before income taxes	570	2,201
Income tax provision	138	409
Net income	$432	$1,792
Net income per share — Basic	$0.04	$0.17
Weighted average shares outstanding — Basic	10,760	10,748
Net income per share — Diluted	$0.04	$0.16
Weighted average shares outstanding — Diluted	10,760	10,922

KEY TRONIC CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	September 30, 2017	July 1, 2017
ASSETS
Current assets:
Cash and cash equivalents	$977	$373
Trade receivables, net of allowance for doubtful accounts of $0 and $84	55,607	65,193
Inventories, net	105,658	101,590
Other	16,358	11,037
Total current assets	178,600	178,193
Property, plant and equipment, net	29,184	30,496
Other assets:
Deferred income tax asset	7,028	6,981
Goodwill	9,957	9,957
Other intangible assets, net	4,523	4,800
Other	2,442	2,413
Total other assets	23,950	24,151
Total assets	$231,734	$232,840
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$56,662	$53,078
Accrued compensation and vacation	7,565	10,005
Current portion of debt, net	5,841	5,841
Other	7,966	8,829
Total current liabilities	78,034	77,753
Long-term liabilities:
Term loans	17,313	18,773
Revolving loan	18,000	18,335
Other long-term obligations	272	1,412
Total long-term liabilities	35,585	38,520
Total liabilities	113,619	116,273
Shareholders’ equity:
Common stock, no par value—shares authorized 25,000; issued and outstanding 10,760 and 10,760 shares, respectively	45,901	45,797
Retained earnings	73,977	73,545
Accumulated other comprehensive loss	(1,763)	(2,775)
Total shareholders’ equity	118,115	116,567
Total liabilities and shareholders’ equity	$231,734	$232,840

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